Exhibit 10.2(b)

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE

MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY

WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of November 9, 2009, by and among CryoLife, Inc., a Florida corporation (“CryoLife”), CryoLife Acquisition Corporation, a Florida corporation (“Acquisition Corp”), AuraZyme Pharmaceuticals, Inc., a Florida corporation (“AuraZyme”), CryoLife International, Inc., a Florida corporation (“International”) (CryoLife, Acquisition Corp, International and AuraZyme are sometimes referred to herein together as the “Borrowers” and individually as a “Borrower”), CryoLife, as Borrower Representative, the other Persons party hereto that are designated as a “Credit Party”, General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the several financial institutions from time to time party to this Amendment (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A. The Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Credit Agreement, dated as of March 27, 2008, as amended by that certain Letter Amendment, dated as of January 15, 2009, and as further amended by that certain First Amendment to Credit Agreement, dated as of May 7, 2009, (as so amended, and as further amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”).

B. The Borrowers have requested that Lenders amend the Credit Agreement in certain respects and Lenders have agreed to so amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

(a) Amendment to Section 1.11. Section 1.11 of the Credit Agreement is amended by adding the following new clause (f):

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE

MARKED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY

WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(f) Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(b) Amendment to Section 5.4. Section 5.4 of the Credit Agreement is amended by deleting “and” at the end of clause (g), replacing clause (h) in its entirety with the following and adding the following new clause (i):

(h) Investments in the capital stock of Medafor, Inc. acquired on or before November 30, 2009 (each a “Medafor Investment” and collectively the “Medafor Investments”) in an aggregate amount not to exceed $2,500,000, provided that the Borrowers deliver, as soon as possible, any stock certificates evidencing such capital stock, together with undated stock powers, as required by Section 5.3 of the Guaranty and Security Agreement; and

(i) other Investments (excluding Medafor Investments) in an aggregate amount not to exceed $[***].

(c) Amendment to Section 11.1. Section 11.1 of the Credit Agreement is amended by replacing the definition of “Base Rate” with the following:

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 3% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Rate

Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

(d) Amendment to Section 11.3. Section 11.3 of the Credit Agreement is amended by adding the following sentence to the end of such Section.

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until Agent shall have received (1) duly executed signature pages to this Amendment from the Required Lenders, Borrowers, L/C Issuer, Agent and each Credit Party and (2) fully executed copies of any stock purchase agreements and other documents to be executed in connection with the Medafor Investments in form and substance acceptable to the Agent.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit

Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. Both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Credit Party consents to the execution and delivery of this Amendment by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty to which such Credit Party is a party (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty to which such Credit Party is a party.

3. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the

Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

CRYOLIFE, INC.

By:	/s/ D. Ashley Lee
Title: EVP, COO and CFO

CRYOLIFE ACQUISITION CORPORATION

By:	/s/ D. Ashley Lee
Title: VP, Finance and Treasurer

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D. Ashley Lee
Title: VP, Finance, CFO and Treasurer

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D. Ashley Lee
Title: VP, CFO and Treasurer

AGENT, L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Ryan G.
Its Duly Authorized Signatory